January 2, 2009


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary
Shares evidenced by
One thousand (1,000)
American Depositary
Receipts representing
one (1) Ordinary Share
of
Sumitomo Mitsui Financial
Group, Inc.
(Form F-6 File No 333-103427)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York Mellon, as Depositary for securities against which American Depositary
Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in number of ordinary shares represented by one American Depositary Share
(the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio for Sumitomo
Mitsui Financial Group, Inc.

The Prospectus has been revised to reflect the new ratio, and has been overstamped with:

Effective January 5, 2009 the Companys
ratio changed from 1,000 ADSs
representing 1 ordinary share to 10 ADSs representing 1 ordinary share.

Please contact me with any questions or
comments at 212 815-4888


Vanessa Salazar
Assistant Vice President
The Bank of New York Mellon - ADR Division


Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)








Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286